UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 11, 2012

EAGLE FORD OIL AND GAS CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

2951 Marina Bay Drive Suite 130-369 League City, Texas	77573
(Address of Principal Executive Offices)	(Zip Code)

281.383.9648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 4, 2012, Eagle Ford Oil & Gas Corp. (“ECCE”), a Nevada corporation, entered into an agreement though a special purpose entity named EFOGC – East Pearsall, L.L.C. (“EFEP”), a Texas limited liability company.  ECCE owns 100% of the Class B Membership Interests in EFEP and issued Class A Membership Interests to MOC Eagleford, LLC (“MOC”).

EFEP utilized the project finance proceeds of the Class A Membership interest to purchase various oil and gas leases (the “AMAC Leases”), resulting in EFEP acquiring an 85% Working Interest in 3,683 acres in Frio County, Texas from Amac Energy, L.L.C. (“AMAC”), mailing address of 1776 Woodstead Ct., Suite 121, The Woodlands, Texas 77380. The total purchase price paid to AMAC for the 85% Working Interest by ECCE was $6,262,375,  plus $3,500,000.00 of Carried Costs pursuant to the Joint Development Agreement dated June 4, 2012, which is filed hereto as Exhibit 10.2.

The terms of MOC’s investment are governed by the Company Agreement of EFEP, which is attached hereto as Exhibit 10.1.  MOC is entitled to a return of its investment along with various returns thereon as set forth in the Company Agreement. MOC was also granted various royalties in the AMAC Leases and was granted a first lien security interest in the AMAC Leases to secure ECCE’s obligations to MOC.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On June 4, 2012, EFEP completed the acquisition of 85% Working Interest in 3,683 acres in Frio County, Texas from AMAC.

SECTION 8 – OTHER EVENTS

ITEM 8.01 Other Events

On June 11, 2012, ECCE issued a press release announcing the acquisition of 85% Working Interest in 3,683 acres in Frio County, Texas. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

               Not Applicable.

(b)  Pro forma Financial Information.

               Not Applicable.

(c)  Shell Company Transaction.

               Not applicable

(d)  Exhibits

10.1	Company Agreement of EFOGC – East Pearsall, L.L.C. (“EFEP”) between Eagle Ford Oil & Gas Corp and MOC Eagleford, LLC dated June 4, 2012

10.2	Joint Development Agreement dated June 4, 2012, between EFOGC – East Pearsall, L.L.C. and Amac Energy, L.L.C.

99.1	Press Release of Eagle Ford Oil & Gas Corp dated June 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL AND GAS CORP

Date: June 11, 2012	By:/s/ Paul Williams
Paul Williams, CEO